UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2010

NEW GENERATION BIOFUELS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	1-34022	26-0067474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5850 Waterloo Road, Suite 140
Columbia, Maryland 21045
(Address of principal executive offices)(Zip Code)

(410) 480-8084
 (Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

EXPLAINITORY NOTE

This Amendment No. 1 to  Current Report on Form 8-K filed by the Company on August 17, 2010 is filed to correct an inadvertent error in the filed exhibit 1.1 Placement Agent Agreement dated as of August 12, 2010 by and among the Company and Palladium Capital Advisors LLC.

Item 1.01 Entry Into a Material Definitive Agreement.

On August 16, 2010, New Generation Biofuels Holdings, Inc., a Florida corporation (the “Company”), conducted a registered direct offering (the “Offering”) by entering into a securities purchase agreement (the “Securities Purchase Agreement”) with a small number of institutional investors relating to the issuance and sale by the Company of 5,000,000 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”) and warrants to issue 1,250,000 shares (the “Warrants”).   Each Share (and warrant received for every four shares purchased) was purchased at a price of $0.20. The closing price of the Company’s common stock on the NASDAQ Capital Market on the pricing date, August 13, 2010, was $0.25 per share.  The Offering closed on August 17, 2010.

The gross proceeds from the Offering were $1,000,000, and the net proceeds, after deducting the placement agent’s fee and the estimated offering expenses payable by the Company, are expected to be approximately $915,000. The Company will use proceeds from the Offering to fund operations and for working capital and general corporate purposes.  Based on current estimates, the Company anticipates that its existing financial resources, including the net proceeds from this Offering, will be adequate to continue to conduct its business through at least October 2010. The Company expects to need to raise additional capital in the near future to continue its business.

The Company also entered into a placement agent agreement, dated August 13, 2010 (the “Placement Agent Agreement”), with Palladium Capital Advisors LLC (the “Placement Agent”) pursuant to which the Placement Agent agreed to act as exclusive placement agent on a reasonable best efforts basis for the Offering.  The Placement Agent will receive a fee equal to 7% of the gross proceeds of the Offering.

A copy of the form of Placement Agent Agreement is attached hereto as Exhibit 1.1 to this report and is incorporated herein by reference. The description of the Placement Agent Agreement is a summary only and is qualified in its entirety by reference to Exhibit 1.1.

The Company offered and is selling the above referenced securities pursuant to a shelf registration statement on Form S-3 (Registration No. 333-156449) declared effective by the Securities and Exchange Commission on January 27, 2009 (together with the prospectus included therein, the “Shelf Registration Statement”).  This Current Report on Form 8-K/A is being filed in part for the purpose of incorporating the Exhibit 1.1 of this report by reference into the Shelf Registration Statement for purposes of this Offering.  The benefits of the representations and warranties set forth in such documents are intended only for investors in the offering, and do not constitute continuing representations and warranties of the Company to any future or other investors.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	1.1	Placement Agent Agreement, dated as of August 12, 2010, by and among the Company and Palladium Capital Advisors LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW GENERATION BIOFUELS HOLDINGS, INC.

Date: August 18, 2010	By:	/s/ Dane R. Saglio
Dane R. Saglio
Chief Financial Officer

EXHIBIT INDEX

1.1	Placement Agent Agreement, dated as of August 12, 2010, by and among the Company and Palladium Capital Advisors LLC